EXHIBIT 3.1
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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                      WILLIAMS SCOTSMAN INTERNATIONAL, INC.

                           (Pursuant to Section 245 of
              the General Corporation Law of the State of Delaware)


         The undersigned executive officer of Williams Scotsman International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         FIRST:     The name of the corporation is Williams Scotsman
International, Inc. The original Certificate of Incorporation ( the "Original Certificate of Incorporation") of the Corporation was filed with the Secretary of State of the State of Delaware on the 4th day of November, 1993 under the name "Scotsman Holdings, Inc."

         SECOND:    Certificates of Amendment to the original Certificate of
Incorporation were filed on the 8th day of November 1993, on the 25th day of May 2005, and on the 12th day of September 2005.

         THIRD:     This Amended and Restated Certificate of Incorporation (the
"CERTIFICATE OF INCORPORATION") has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law (the "GENERAL CORPORATION LAW").

         FOURTH:    This Certificate of Incorporation restates and amends the
original Certificate of Incorporation of the Corporation as heretofore amended and now in effect, to read as follows:


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         1.  NAME. The name of the corporation is "Williams Scotsman
International, Inc."

         2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of its registered agent at such address is Corporation Trust Company.

         3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         4. NUMBER OF SHARES. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of all classes of stock which the Corporation shall have authority to issue 220,000,000, consisting of (i) 200,000,000 shares of Common Stock, $0.01 par value per share ("COMMON STOCK") and (ii) 20,000,000 shares of Preferred Stock, $0.01 par value per share ("PREFERRED STOCK").

         5. CLASSES OF SHARES. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

                5.1 COMMON STOCK. Except as otherwise provided by law or by this Certificate of Incorporation and subject to the express terms of any series of shares of Preferred Stock, each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation, including the election of Directors. Except as otherwise provided


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     by law or by this Certificate of Incorporation and subject to the express terms of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation (the "BOARD"). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law or any corresponding provision hereinafter enacted.

                5.2 PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter

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     be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock:
     (a) may have such voting rights or powers, full or limited, if any; (b) may be subject to redemption at such time or times and at such prices, if any;
     (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the

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     payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (h) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (i) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

         6.  BOARD OF DIRECTORS.

                6.1 NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated By-laws of the Corporation, as further amended (the "BY-LAWS"), shall so require, the election of the Directors of the Corporation need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of
     Section 5 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall be not less than 3 nor more than 20, with the then authorized number of Directors being fixed from time to time by the Board.

         During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5 hereof, then upon commencement and for the duration of the period during

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which such right continues: (i) the then otherwise total authorized number of
Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

                6.2 STAGGERED BOARD. The Board (other than those Directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Section 5 hereof (the "PREFERRED STOCK DIRECTORS")) shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. Class I Directors shall initially serve until the 2006 annual meeting of stockholders; Class II Directors shall initially serve until the 2007 annual meeting of stockholders; and Class III Directors shall initially serve until the 2008

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     annual meeting of stockholders. Commencing with the annual meeting of stockholders in 2006, Directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equally as possible.

                6.3 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor shall be duly elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

                6.4 REMOVAL OF DIRECTORS. Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 5 hereof, any Director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66-2/3% of the total voting power of the outstanding shares

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     of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

        7. LIMITATION OF LIABILITY. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not eliminate or limit the liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law or (d) for any transaction from which the Director derived any improper personal benefits. If the General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

         Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a Director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

         8.  INDEMNIFICATION.

                8.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it

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     presently exists or may hereafter be amended, any person (a "COVERED
     PERSON") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "OTHER ENTITY"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

                8.2 PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, HOWEVER, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined

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     that the Covered Person is not entitled to be indemnified under this
     Section 8 or otherwise.

                8.3 CLAIMS. If a claim for indemnification or advancement of expenses under this Section 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

                8.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Section 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

                8.5 OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a Director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.


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                8.6  AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Section 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                8.7  OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This
     Section 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

         9. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the Stockholders of the Corporation to alter or repeal any By-laws whether adopted by them or otherwise. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be permitted by applicable law, this Certificate of Incorporation or the By-laws), but in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to adopt new By-laws or to alter, amend or repeal the By-laws.


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         10. CERTIFICATE AMENDMENTS. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation. In addition, other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted and held subject to the rights the Corporation has reserved in this
Section 10. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be permitted by applicable law, this Certificate of Incorporation or the By-laws), but in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with Sections 6, 9, 10, 11 or 12 of this Certificate of Incorporation.

         11. WRITTEN CONSENT PROHIBITION. Except as otherwise provided for or fixed pursuant to the provisions of Section 5 of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a

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meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

         12. SPECIAL MEETINGS OF THE CORPORATION'S STOCKHOLDERS. Unless otherwise provided by applicable law, a special meeting of the Corporation's stockholders may be called only by (a) the Corporation's Chairman of the Board or (b) a majority of the members of the Board, and may not be called by any other person or persons.


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         WITNESS the signature of this Amended and Restated Certificate of
Incorporation this 22nd day of September, 2005.


                                    WILLIAMS SCOTSMAN INTERNATIONAL, INC.


                                    By: /s/ John B. Ross
                                        ----------------------------
                                    Name:  John B. Ross
                                    Title: Vice President and General Counsel